UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2017

RAVE Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Missouri 0-12919 45-3189287

(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas 75056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (469) 384-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 10, 2017, RAVE Restaurant Group, Inc. (the “Company”) received notice from Nasdaq that, based on the Company’s most recent Form 10-Q for the fiscal quarter ended December 25, 2016, the Company was not in compliance with Nasdaq’s continued listing standard for minimum stockholders’ equity of at least $2.5 million. The notice further advised that, as of February 10, 2017, the Company also did not meet the alternative continued listing standards of either (a) market value of listed securities of at least $35.0 million, or (b) net income from continuing operations of $0.5 million for the most recently completed fiscal year or two of the three most recently completed fiscal years.

Pursuant to Nasdaq rules, the Company timely submitted a plan to regain compliance which was accepted by Nasdaq. Among other things, the compliance plan called for the Company to complete a $5.0 million shareholder rights offering for its common stock (the “Rights Offering”) by August 9, 2017. Subsequently, the Company spent several weeks engaged in dialogue with certain significant shareholders and potential third party investors regarding alternative means to satisfy the Company’s capital requirements. Ultimately, the Company determined to proceed with the Rights Offering as originally planned. However, these discussions delayed the commencement of the Rights Offering. As a result, the Rights Offering was not completed by August 9, 2017.

On August 9, 2017, the Company advised Nasdaq that it had filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (Registration No. 333-219483) pertaining to the Rights Offering which had been declared effective. The Company further advised Nasdaq that a final prospectus and related subscription materials were expected to be transmitted to shareholders imminently and requested an extension of the time to complete the Rights Offering and regain compliance with Nasdaq continuing listing standards. However, by letter dated August 10, 2017, Nasdaq staff declined to grant the requested extension and advised that they had determined to delist the Company from the Nasdaq Capital Market.

On August 15, 2017, the Company timely submitted to Nasdaq a Hearing Request Form appealing the delisting determination. The appeal stays Nasdaq’s delisting of the Company’s securities pending the decision of a Hearing Panel. Pursuant to Nasdaq rules, appeal hearings are typically scheduled, to the extent practicable, within 45 days following submission of a Hearing Request Form.

The Company intends to diligently pursue its appeal to Nasdaq while proceeding with the Rights Offering. However, there can be no assurance that Company’s appeal will be successful or that the Company will be able to evidence compliance within any extension period granted by the Hearing Panel. If the Company’s appeal is denied or it fails to timely regain compliance with Nasdaq’s continued listing standards, the common stock of the Company will be subject to delisting on the Nasdaq Capital Market.

Item 8.01	Other Events

On August 10, 2017, the Company filed with the SEC a final prospectus with respect to the Rights Offering.

On August 15, 2017, the Company issued a press release announcing the commencement of the Rights Offering, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

99.1 Rave Restaurant Group, Inc. press release dated August 15, 2017.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the Company’s ability to regain compliance with Nasdaq’s continued listing standards.  These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes the assumptions underlying these forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be correct. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of the Company will be achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVE RESTAURANT GROUP, INC.

Date: August 15, 2017	By:	/s/ TIMOTHY E. MULLANY
Timothy E. Mullany,
Chief Financial Officer